UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2017 (June 27, 2017)

NATIONAL OILWELL VARCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 713-346-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2017, National Oilwell Varco, Inc., a Delaware corporation (the “Company”), entered into a credit agreement evidencing a five year unsecured revolving credit facility (the “Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent, the other agents named therein, and the lenders parties thereto (the “2017 Facility”), pursuant to which the Company may borrow an aggregate principal amount of up to $3.0 billion. The 2017 Facility will be used for working capital and general corporate purposes. Borrowings under the 2017 Facility bear interest at the rates specified in the Credit Agreement, and the Credit Agreement contains customary covenants, including a maximum capitalization ratio covenant. The Company has the right to increase the aggregate commitments under the 2017 Facility to an aggregate amount of up to $4.0 billion upon the consent of only those lenders holding any such increase.

The foregoing description of the 2017 Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As a result of entering into the 2017 Facility, on June 27, 2017, the Company terminated its credit agreement dated September 28, 2012 with a syndicate of lenders, including Wells Fargo Bank, N.A., as administrative agent. Such agreement provided for a $3.5 billion unsecured revolving credit facility, which was increased to $4.5 billion in May 2015 (the “2012 Facility”). The 2012 Facility was scheduled to expire in September 2018. Borrowings under the 2012 Facility bore interest at the rates specified in the credit agreement, and the credit agreement contained customary covenants, including a maximum capitalization ratio covenant. There were no termination penalties incurred by the Company in connection with the termination of the 2012 Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of June 27, 2017, among National Oilwell Varco, Inc., the financial institutions signatory thereto, including Wells Fargo Bank, N.A., in its capacity, among others, as Administrative Agent, Co-Lead Arranger and Joint Book Runner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2017	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President

INDEX TO EXHIBITS

Exhibit No	Description

10.1

Credit Agreement, dated as of June 27, 2017, among National Oilwell Varco, Inc., the financial institutions signatory thereto, including Wells Fargo Bank, N.A., in its capacity, among others, as Administrative Agent, Co-Lead Arranger and Joint Book Runner.